Exhibit 4.1

[FRONT OF CERTIFICATE]

INCORPORATED UNDER THE LAWS OF THE

STATE OF NEVADA

NUMBER X	XXXX Common Stock SHARES

GYSAN HOLDINGS, INC.

The Corporation is authorized to issue

190,000,000 TOTAL SHARES

100,000,000 SHARES of COMMON STOCK

90,000,000 of PREFERRED STOCK

THIS CERTIFIES THAT __________________________________ is the owner of __________________________________________ Shares of the Capital Stock of GYSAN HOLDINGS, INC., which Shares are fully paid, non-assessable and transferrable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the duly authorized officers of this

    Corporation have hereunto subscribed their names and caused the           [SEAL]    corporate Seal to be hereto affixed this _____ day of _________,           2011.

________________________

__________________________

Secretary

President

$.0001

PAR VALUE

EACH

[BACK OF CERTIFICATE]

“These securities have not been registered under the Federal Securities Act of 1933 (“the 1933 Act”) or the securities laws of any state.  These securities have been issued or sold in reliance on the exemptions from registration under applicable state securities laws and Section (4)2 of the 1933 Act, and may not be sold or transferred except in a transaction which is exempt under such Acts or pursuant to effective registration in compliance with such Acts.”

For Value Received, ___________________________________________ hereby sell, assign and transfer unto

_____________________________________________________________________________________________

______________________________________________________________________________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________  to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________, 20_____

In presence of

_________________________________________          _________________________________________

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.